Exhibit 99.1

ELEVAI Labs, Inc. Announces Pricing of $6,000,000 Initial Public Offering

Newport Beach, CA - November 20, 2023 – Elevai Labs, Inc., a medical aesthetic company specializing in physician-dispensed skincare, today announced the pricing of its initial public offering. The Offering consists of 1,500,000 shares of common stock at a public offering price of $4.00 per share, for total gross proceeds of $6,000,000 before deducting underwriting discounts and offering expenses. The shares of common stock have been approved for listing on the Nasdaq Capital Market and are expected to commence trading on November 21, 2023, under the ticker symbol “ELAB”.

The Company has granted the underwriters an option, within 45 days from the closing date of the Offering, to purchase up to an additional 225,000 shares of common stock at the public offering price, less underwriting discounts, to cover over-allotment, if any. The Offering is expected to close on about November 24, 2023, subject to the satisfaction of customary closing conditions.

The Offering is being conducted on a firm commitment basis. Univest Securities, LLC (“Univest”) and Webull Financial, LLC (“Webull”) are acting as co-underwriters for the Offering. Ortoli Rosenstadt LLP is acting as U.S. counsel to the Company, and Hunter Taubman Fischer & Li LLC is acting as U.S. counsel to the underwriters in connection with the Offering.

A registration statement on Form S-1 relating to the Offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) (File Number: 333-274755) and was declared effective by the SEC on November 13, 2023. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the prospectus relating to the Offering may be obtained by email at info@univest.us, or by calling +1 (212) 343-8888 and from Webull at customerservices@webull.us or by calling 1-888-828-0618. In addition, copies of the final prospectus relating to the Offering may be obtained, when available, via the SEC’s website at www.sec.gov.

Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation, or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About ELEVAI Labs, Inc.

ELEVAI Labs Inc. is a medical aesthetic company developing cutting-edge physician-dispensed skin care applications. The company solves unmet needs in the medical aesthetics space through a combination of cutting-edge science-driven and next-generation consumer applications. ELEVAI Labs develops topical aesthetic skin care cosmetic products for the physician-dispensed market, with a focus on leveraging a proprietary stem cell exosome technology. For more information visit www.elevaiskincare.com.

About Univest Securities, LLC

Registered with FINRA since 1994, Univest Securities, LLC provides a wide variety of financial services to its institutional and retail clients globally including brokerage and execution services, sales and trading, market making, investment banking and advisory, and wealth management. It strives to provide clients with value-add service and focuses on building long-term relationships with its clients. For more information, please visit www.univest.us.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, the Company’s proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs, including the expectation that our shares of common stock will start trading or that the Offering will be successfully completed. Investors can find many (but not all) of these statements using words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

For media inquiries, please contact:

Media Contact

Brenda Buechler

Chief Marketing Officer

contact@elevailabs.com